Exhibit 3.75

Industrie Canada

Certificate of Amalgamation	Certificat de fusion

Canada Business Corporations Act	Log canadienne sur les sociétés par actions

REYNOLDS FOOD PACKAGING CANADA INC.

EMBALLAGE ALIMENTAIRE REYNOLDS CANADA INC.	446976-3

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation resulted from an amalgamation, under section 185 of the Canada Business Corporations Act, of the corporations set out in the attached articles of amalgamation.
Je certifie que la société susmentionnée est issue d’une fusion, en vertu de 1’article 185 de la Loi canadienne sur les sociétés par actions, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

/s/ Richard G. Shaw	February 29, 2008 / le 29 février 2008
Richard G. Shaw	Date of Amalgamation - Date de fusion
Director - Directeur

Industry Canada Industrie Canada Canada Business Lor conodienne aui tea Corporations Act societes par actions FORMS ARTICLES OF AMALGAMATION (SECTIOU 185) FORMUL69 STATUTE DE FUSION (ARTICLE 185} 1 — Mams of Ihe Amalgamated tjrporalton REYNOLDS FOOD PACKAGING CANADA INC. EMBALLAGE ALIMEMTAIRE REYNOLDS CANADA INC. Denominslton socials de la sod£te issue de la fusion 2 - The province or territory in Canada wlrsre the registered office is lo be situated Onlario La province ou le Ismlolre au Canada oil se slluerg te siege social 3 — The classes and any maximum numbsr of snares that the corporation is authorized to issue ;-; Itgnrtes el tout nombre maximal d’aclions que la sovisii esl aulorisee a emettre The Coiporalion Is authorized to issue an unlimited number of orta class of shares designaled as common shares. a — Rssirlctions, if any, on share irsnstets The annexed Schedule 1 is incorporated into Ihls form. Restrictions sur le transtsrt des action:, all y a lieu 5 — Number (or minimum and maximum number) of dlreciors Minimum: 1 Maximum: 10 (au nornbre minimal el maximal) tfodminislreleurs 6 — Restrictions, it any. on business Irie corporalion may carry on None Limltes imposees £ Faclivile cocrimoiciala de la sociite. ill y a lieu 7 — Olher provisions, if any The annexed Schedule 2 Is incwported into this farm. Aulies dispositions, s’il y a lieu 9 — Trie amalgamation has been approved pursuant to Ihat section or subsection of the Act which is indicated as follows: La fusion a ole appioiivse en accoid avec I’artld le paragraphs de la Loi tndiqu& ci-apres Q 183 9 — Hams cf Ihs nmplgajnaUng coipDrallow Oinaminglion UKlatedcs buwlai; luslonr.snii. H’dnlaajcJaic’ Dale Til la Turo Til No. KT de t&t. Leynolds Food Packaging Moldings (Canada) -iTnucd 6909302 ( Secretary & Treasurer 45^47-1922 leynaids Food Packaging Canada Inc. ImbaJbge Alimcnloirc Reynolds Canada Inc. 4340159 ^eb. 29. 2008 Assistant Treasurer 450-647-1922 “ FOR DEPARTMENTAL USE ONLY — A L’USAGE DU MINISTEKE SEULEMENT 29FEV. IC 3190f2007/0u|

SCHEDULE 1
RESTRICTIONS ON TRANSFER OF SHARES
No securities of the Corporation, other than non-convertible debt securities, shall be transferred without the consent of either (a) a majority of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or (b) the holders of at least 51% of the outstanding common shares of the Corporation expressed by a resolution passed at a meeting of such shareholders or by an instrument or instruments in writing signed by the holders of at least 51% of the outstanding common shares of the Corporation.

SCHEDULE 2
OTHER PROVISIONS
1.	Authorization to Appoint Additional Directors
The directors may, within the maximum number permitted by the articles, appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of the shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.
2.	Lien on Shares
The Corporation shall have a lien on a share registered in the name of a shareholder or such shareholder’s personal representative for a debt of that shareholder to the Corporation.
3.	Meetings of Shareholders Outside Canada
Meetings of shareholders of the Corporation may be held at Sydney, Australia; Auckland, New Zealand; Amsterdam, Netherlands.

CANADA	)	IN THE MATTER OF the Canada
PROVINCE OF QUEBEC	)	Business Corporations Act and
	)	the articles of amalgamation
	)	of REYNOLDS FOOD PACKAGING CANADA INC. / EMBALLAGE ALIMENTAIRE REYNOLDS CANADA INC.
TO WIT:
I, Ricardo F. Alvergue, of the City of Longueuil, in the Province of Québec. SOLEMNLY DECLARE THAT:
1.	I am the Assistant Treasurer of Reynolds Food Packaging Canada Inc. (the “Corporation”) and as such have personal knowledge of the matters herein declared.

2.	I have conducted such examinations of the books and records of the Corporation and have made such enquiries and investigations as are necessary to enable me to make this declaration.

3.	There are reasonable grounds for believing that:
(a)	the Corporation is and the amalgamated corporation will be able to pay its liabilities as they become due;

(b)	the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes; and

(c)	no creditor will be prejudiced by the amalgamation.
                    AND I MAKE this solemn declaration conscientiously believing the same to be true and knowing that it is of the same force and effect as if made under oath.

DECLARED before me at the	)
City of Montreal, in	)
the Province of Québec,	)
this 29 day of February, 2008.	)	/s/ Ricardo F. Alvergue
	)	Ricardo F. Alvergue
)
)
/s/ [ILLEGIBLE] A Commissioner etc.	)

CANADA	)	IN THE MATTER OF the Canada
PROVINCE OF QUEBEC	)	Business Corporations Act and
	)	the articles of amalgamation
	)	of REYNOLDS FOOD PACKAGING CANADA INC. / EMBALLAGE ALIMENTAIRE REYNOLDS CANADA INC.
TO WIT:
I, Ricardo F. Alvergue, of the City of Longueuil, in the Province of Québec. SOLEMNLY DECLARE THAT:

1.	I am the Secretary & Treasurer of Reynolds Food Packaging Holdings (Canada) Limited (the “Corporation”) and as such have personal knowledge of the matters herein declared.

2.	I have conducted such examinations of the books and records of the Corporation and have made such enquiries and investigations as are necessary to enable me to make this declaration.

3.	There are reasonable grounds for believing that:
(a)	the Corporation is and the amalgamated corporation will be able to pay its liabilities as they become due;

(b)	the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes; and

(c)	no creditor will be prejudiced by the amalgamation.
                    AND I MAKE this solemn declaration conscientiously believing the same to be true and knowing that it is of the same force and effect as if made under oath.

DECLARED before me at the	)
City of Montreal, in	)
the Province of Quebec,	)
this 29 day of February, 2008.	)	/s/ Ricardo F. Alvergue
	)	Ricardo F. Alvergue
)
)
/s/ [ILLEGIBLE] A Commissioner etc.	)

Industrie Canada

Certificate of Amendment	Certificat de modification

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

REYNOLDS FOOD PACKAGING CANADA INC.

EMBALLAGE ALIMENTAIRE REYNOLDS CANADA INC.

Name of corporation-Dénomination de la société
I hereby certify that the articles of the above-named corporation were amended:
a)	under section 13 of the Canada Business Corporations Act in accordance with the attached notice;

b)	under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;

c)	under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;

d)	under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;

/s/ Richard G. Shaw Richard G. Shaw
Director — Directeur
446976-3

Corporation number-Numéro de la société
Je certifie que les statuts de la société susmentionnée ont été modifiés:

☐	a)	en vertu de 1’article 13 de la Loi canadienne sur les sociétés par actions, conformément á 1’avis ci-joint;

☐	b)	en vertu de 1’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes designant une série d’actions;

☑	c)	en vertu de 1’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

☐	d)	en vertu de 1’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;
March 12, 2008/le 12 mars 2008
Date of Amendment — Date de modification

	Industrie Canada	ELECTRONIC TRANSACTION REPORT	RAPPORT DE LA TRANSACTION ÉLECTRONIQUE
Canada Business	Loi canadienne sur les
Corporations Act	sociétés par actions	ARTICLES OF AMENDMENT	CLAUSES MODIFICATRICES
		(SECTIONS 27 OR 177)	(ARTICLES 27 OU 177)
Processing Type — Mode de traitement:                E-Commerce/Commerce-É
1.	Name of Corporation — Dénomination de la société
REYNOLDS FOOD PACKAGING CANADA INC.
EMBALLAGE ALIMENTAIRE REYNOLDS CANADA INC.
2.	Corporation No. — N° de la société
446976-3
3.	The articles of the above-named corporation are amended as follows:

Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:
The Corporation changes the province or territory in Canada where the registered office is situated to QUEBEC.

Date	Name — Nom	Signature	Capacity of- en qualité
2008-03-12	RICARDO ALVERGUE		AUTHORIZED OFFICER